UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
April 25, 2007
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois		62305

(Address of Principal Executive Offices)		(Zip Code)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On April 25, 2007, Gardner Denver, Inc. (the “Company”) issued a press release announcing the Company’s results for the first quarter ended March 31, 2007 and guidance for diluted earnings per share for the second quarter and total year 2007 (the “Press Release”). A copy of the Press Release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
     Effective January 1, 2007, the Company’s presentation of certain expenses within its consolidated statements of operations has been changed. Depreciation expense recorded in connection with the manufacture of the Company’s products sold during each reporting period is included in the caption “Cost of sales.” Depreciation and amortization expense not associated with the manufacture of the Company’s products is included in the caption “Selling and administrative expenses.” Depreciation and amortization expense was previously combined and reported in the caption “Depreciation and amortization.” The Company believes that this change in classification provides a more meaningful measure of its respective cost of sales and selling and administrative expenses. These reclassifications had no effect on reported consolidated income before income taxes, net income, per share amounts or reportable segment operating earnings. Unaudited reclassified consolidated statements of operations and the amounts reclassified for the four quarterly periods of the year ended December 31, 2006, and the years ended December 31, 2006, 2005 and 2004, are furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Gardner Denver, Inc. Press Release dated April 25, 2007

99.2	Unaudited Reclassified Consolidated Statements of Operations and the amounts reclassified for the four quarterly periods of the year ended December 31, 2006, and the years ended December 31, 2006, 2005 and 2004

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: April 25, 2007	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated April 25, 2007

99.2	Unaudited Reclassified Consolidated Statements of Operations and the amounts reclassified for the four quarterly periods of the year ended December 31, 2006, and the years ended December 31, 2006, 2005 and 2004